Exhibit 99.1 - Explanation of Responses
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(1)  This Form 4/A amends the descriptions of all of the transactions effected between December 15, 2008 and December 30, 2008 that were initially reported on the Forms 4 filed by S.A.C. Capital Associates, LLC, an Anguillan limited liability company ("SAC Associates"), S.A.C. Capital Advisors, LLC, a Delaware limited liability company ("SAC Advisors"), S.A.C. Capital Management, LLC, a Delaware limited liability company ("SAC Management") and Steven A. Cohen on December 19, 2008, December 23, 2008, December 30, 2008 and December 31, 2008. The securities to which this report relates were held for the benefit of SAC Associates in an account managed by a third-party investment manager which effected the transactions reported herein. SAC Advisors and SAC Management were investment managers to SAC Associates at the time the transactions reported herein were effected, but did not maintain investment discretion over the securities to which this report relates. Steven A. Cohen controls each of SAC Advisors and SAC Management. Each of SAC Advisors, SAC Management and Steven A. Cohen disclaims any beneficial ownership of any of the Issuer's securities to which this report relates for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, except to the extent of his or its indirect pecuniary interest therein, and this report shall not be deemed an admission that SAC Advisors, SAC Management or Steven A. Cohen is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.

(2) On December 15, 2008, an equity swap transaction entered into for the benefit of SAC Associates on November 16, 2007 was partially settled. The broker paid SAC Associates $26,060.01, representing $6.3561 per share with respect to 4,100 shares of Issuer common stock, which amount was offset by $4,800.28 owed by SAC Associates to the broker, representing $1.1708 per share (the market price of Issuer common stock as of the settlement date) with respect to 4,100 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(3) On December 16, 2008, the remainder of the equity swap transaction entered into for the benefit of SAC Associates on November 16, 2007 was settled. The broker paid SAC Associates $26,060.01, representing $6.3561 per share with respect to 4,100 shares of Issuer common stock, which amount was offset by $5,197.16 owed by SAC Associates to the broker, representing $1.2676 per share (the market price of Issuer common stock as of the settlement date) with respect to 4,100 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(4) On December 16, 2008, an equity swap transaction entered into for the benefit of SAC Associates on November 19, 2007 was partially settled. The broker paid SAC Associates $636.03, representing $6.3603 per share with respect to 100 shares of Issuer common stock, which amount was offset by $126.76 owed by SAC Associates to the broker, representing $1.2676 per share (the market price of Issuer common stock as of the settlement date) with respect to 100 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(5) On December 17, 2008, the remainder of the equity swap transaction entered into for the benefit of SAC Associates on November 19, 2007 was further partially settled. The broker paid SAC Associates $43,886.07, representing $6.3603 per share with respect to 6,900 shares of Issuer common stock, which amount was offset by $9,614.46 owed by SAC Associates to the broker, representing $1.3934 per share (the market price of Issuer common stock as of the settlement date) with respect to 6,900 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(6) On December 18, 2008, the remainder of the equity swap transaction entered into for the benefit of SAC Associates on November 19, 2007 was settled. The broker paid SAC Associates $4,452.21, representing $6.3603 per share with respect to 700 shares of Issuer common stock, which amount was offset by $1,143.10 owed by SAC Associates to the broker, representing $1.633 per share (the market price of Issuer common stock as of the settlement date) with respect to 700 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.


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(7)  On December 18, 2008, an equity swap transaction entered into for the benefit of SAC Associates on November 20, 2007 was partially settled. The broker paid SAC Associates $45,947.44, representing $5.9672 per share with respect to 7,700 shares of Issuer common stock, which amount was offset by $12,574.1 owed by SAC Associates to the broker, representing $1.633 per share (the market price of Issuer common stock as of the settlement date) with respect to 7,700 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(8) On December 19, 2008, the remainder of the equity swap transaction entered into for the benefit of SAC Associates on November 20, 2007 was settled. The broker paid SAC Associates $2,386.88, representing $5.9672 per share with respect to 400 shares of Issuer common stock, which amount was offset by $717.76 owed by SAC Associates to the broker, representing $1.7944 per share (the market price of Issuer common stock as of the settlement date) with respect to 400 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(9) On December 19, 2008, an equity swap transaction entered into for the benefit of SAC Associates on November 21, 2007 was partially settled. The broker paid SAC Associates $46,780.80, representing $5.8476 per share with respect to 8,000 shares of Issuer common stock, which amount was offset by $14,355.20 owed by SAC Associates to the broker, representing $1.7944 per share (the market price of Issuer common stock as of the settlement date) with respect to 8,000 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(10) On December 26, 2008, the remainder of the equity swap transaction entered into for the benefit of SAC Associates on November 21, 2007 was settled. The broker paid SAC Associates $1,754.28, representing $5.8476 per share with respect to 300 shares of Issuer common stock, which amount was offset by $560.58 owed by SAC Associates to the broker, representing $1.8686 per share (the market price of Issuer common stock as of the settlement date) with respect to 300 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(11) On December 26, 2008, an equity swap transaction entered into for the benefit of SAC Associates on November 23, 2007 was partially settled. The broker paid SAC Associates $31,713.00, representing $5.766 per share with respect to 5,500 shares of Issuer common stock, which amount was offset by $10,277.30 owed by SAC Associates to the broker, representing $1.8686 per share (the market price of Issuer common stock as of the settlement date) with respect to 5,500 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(12) On December 29, 2008, the remainder of the equity swap transaction entered into for the benefit of SAC Associates on November 23, 2007 was settled. The broker paid SAC Associates $17,874.60, representing $5.766 per share with respect to 3,100 shares of Issuer common stock, which amount was offset by $6,092.12 owed by SAC Associates to the broker, representing $1.9652 per share (the market price of Issuer common stock as of the settlement date) with respect to 3,100 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(13) On December 29, 2008, an equity swap transaction entered into for the benefit of SAC Associates on November 27, 2007 was partially settled. The broker paid SAC Associates $11,790.45, representing $5.6145 per share with respect to 2,100 shares of Issuer common stock, which amount was offset by $4,126.92 owed by SAC Associates to the broker, representing $1.9652 per share (the market price of Issuer common stock as of the settlement date) with respect to 2,100 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(14) On December 30, 2008, the remainder of the equity swap transaction entered into for the benefit of SAC Associates on November 27, 2007 was settled. The broker paid SAC Associates $32,002.65, representing $5.6145 per share with respect to 5,700 shares of Issuer common stock, which amount was offset by $10,871.61 owed by SAC Associates to the broker, representing $1.9073 per share (the market price of Issuer common stock as of the settlement date) with respect to 5,700 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.